SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2010

JOHNSONDIVERSEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-108853

Delaware	80-0010497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

JOHNSONDIVERSEY, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-97427

Delaware	39-1877511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2010, JohnsonDiversey, Inc. (the “Company”) and JohnsonDiversey Holdings, Inc. (“Holdings”) issued a press release announcing the appointment of Norman Clubb as Executive Vice President and Chief Financial Officer of the Company and Holdings, effective January 11, 2010.

Prior to joining the Company, Mr. Clubb, 55, served as President and Chief Operating Officer for Unilever Foodsolutions since November 2004 and led such company’s North American operations. In September 2007, he assumed leadership of the new Americas region of Unilever Foodsolutions, which includes both North and South America. Previously he served as Senior Vice President Finance and Information for Unilever’s Foods Division from 2000 to 2004; Senior Vice President Finance for Unilever’s Central Asia and Middle East Business Group from 1999 to 2000; and Senior Vice President Finance and Supply Chain for Unilever’s DiverseyLever Business Group from 1996 to 1999. In addition, Mr. Clubb served as a director of Holdings from February 2007 through November 2009.

On January 4, 2010, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Clubb relating to Mr. Clubb’s service as Executive Vice President and Chief Financial Officer. The Employment Agreement provides for a term of employment commencing on January 11, 2010 and ending on January 10, 2012. The term will be extended automatically for successive one-year periods unless either the Company or Mr. Clubb gives written notice of an intent not to extend the Employment Agreement.

The Employment Agreement provides for (1) a base salary of $500,000, (2) a signing bonus of $20,000, (3) participation in the Company’s annual incentive bonus program with a target bonus of 65% of base salary and a bonus range of 0% to 200% of the target bonus, (4) participation in the Company’s long term incentive plan (the “LTIP”) with a target grant value of $200,000 and a maximum potential payout of $400,000 for the 2008-2010 LTIP cycle and a target grant value of $400,000 and a maximum potential payout of $800,000 for the 2009-2011 LTIP cycle, and (5) a $15,000 annual flexible spending account that Mr. Clubb may use for certain personal expenses, including financial planning and tax advice. Mr. Clubb will also be eligible to participate in the Company’s other employee benefit plans on a basis no less favorable than generally provided to other Level I executives of the Company, other than the President and Chief Executive Officer.

Subject to certain conditions, if Mr. Clubb’s employment is terminated by the Company without Cause or if Mr. Clubb resigns for Good Reason (as such terms are defined in the Employment Agreement), the Employment Agreement provides for, among other benefits, (1) continuation of base salary for two years, (2) payment of Mr. Clubb’s target annual incentive bonus prorated to the date of termination, (3) payment of Mr. Clubb’s LTIP award based upon actual Company performance during the LTIP performance cycle prorated to the date of termination, (4) payment of two times Mr. Clubb’s target annual incentive bonus, (5) two years of continued medical, dental and vision benefits and Company-sponsored life insurance and (6) payment for a senior executive outplacement program selected by Mr. Clubb with a cost of no more than $30,000.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

On January 7, 2010, the Company and Holdings also announced the retirement of Joseph F. Smorada, the current Executive Vice President and Chief Financial Officer of the Company and Holdings. Mr. Smorada will continue in his current capacity until Mr. Clubb begins employment on January 11, 2010 and will remain with the Company and Holdings as an Executive Vice President until March 30, 2010.

A copy of the press release announcing Mr. Clubb’s appointment and Mr. Smorada’s retirement is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated January 4, 2010

99.1	Press release dated January 7, 2010

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSONDIVERSEY HOLDINGS, INC.

Date: January 7, 2010	By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Senior Vice President, General Counsel and Secretary

JOHNSONDIVERSEY, INC.

Date: January 7, 2010	By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Senior Vice President, General Counsel and Secretary

JOHNSONDIVERSEY HOLDINGS, INC.

JOHNSONDIVERSEY, INC.

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated January 4, 2010

99.1	Press release dated January 7, 2010